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                                                                       EXHIBIT 5

July 3, 2002

StanCorp Financial Group, Inc.
1100 SW Sixth Avenue
Portland, OR 97204

Ladies and Gentlemen:

         We are acting as counsel to StanCorp Financial Group, Inc., an Oregon corporation (the "Company"), in connection with the proposed issuance and sale by the Company from time to time of up to an aggregate amount of $1,000,000,000 of the Company's Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock and Stock Warrants (collectively referred to as the "Securities"), pursuant to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

         The Senior Debt Securities and Subordinated Debt Securities will be issued pursuant to separate indentures between the Company and a commercial bank or trust company, or other qualified trustee, as supplemented by a supplemental indenture or other instrument as appropriate to issue such Senior Debt Securities and Subordinated Debt Securities (each, a "Supplement," and together with the applicable indenture, the "Senior Indenture" and the "Subordinated Indenture," as applicable).

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the 1933 Act.

         We have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. Based on our review and on the assumptions set forth below, we are of the opinion that:

         (1) When (i) the Senior Debt Securities have been duly authorized for issuance, (ii) the terms thereof and of their issue and sale have been duly established, and (iii) the Supplement has been duly authorized, executed and delivered by the parties thereto, upon the due execution, authentication, issuance and delivery thereof in accordance with the Senior Indenture as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the Senior Debt Securities will be validly issued and will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

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         (2) When (i) the Subordinated Debt Securities have been duly authorized for issuance, (ii) the terms thereof and of their issue and sale have been duly established, and (iii) the Supplement has been duly authorized, executed and delivered by the parties thereto, upon the due execution, authentication, issuance and delivery thereof in accordance with the Subordinated Indenture as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the Subordinated Debt Securities will be validly issued and will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

         (3) When (i) the issuance of the Common Stock to be issued by the Company has been duly authorized, and (ii) the terms of its issue and sale have been duly established, upon the issuance and delivery thereof as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the Common Stock will be validly issued, fully paid and nonassessable.

         (4) When (i) the issuance of the Preferred Stock to be issued by the Company has been duly authorized, (ii) the terms of its issue and sale have been duly established, in conformity with the Company's articles of incorporation and Oregon law, and (iii) articles of amendment with respect to the applicable series of the Preferred Stock have been duly filed with the Secretary of State of the State of Oregon, upon the issuance and delivery thereof as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

         (5) When (i) the issuance of the Stock Warrants to be issued by the Company has been duly authorized, and (ii) the terms of their issue and sale have been duly established, upon the issuance and delivery thereof as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the Stock Warrants will be validly issued and will be binding obligations of the Company.

         In rendering the foregoing opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of all originals of such latter documents. We also have assumed that (i) the Registration Statement and any amendments thereto shall have become effective, (ii) a prospectus and prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement shall have been filed with the SEC, (iii) resolutions authorizing the Company to register, offer, sell and issue the Securities shall have been duly adopted and shall remain in full force and effect, (iv) the Securities shall have been issued in compliance with applicable federal and state securities laws, and (v) the

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interest rate, if applicable, on the Securities shall not exceed the maximum lawful rate permitted from time to time under applicable law.

         We are members of the bar of the State of Oregon and do not express any opinion herein covering any law other than the law of the State of Oregon and the federal law of the United States, in each case as in effect on the date hereof.

         We hereby authorize and consent to the use of this opinion as Exhibit 5 of the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in the preliminary prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to
Section 7 of the 1933 Act or the rules and regulations of the SEC.

                                                     Very truly yours,

                                                     /s/ STOEL RIVES LLP

                                                     STOEL RIVES LLP

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